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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Commercial Metals Company on Form S-8 of our reports dated October 12, 2001 appearing in the Annual Report on Form 10-K of Commercial Metals Company for the year ended August 31, 2001.



/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
June 17, 2002